Exhibit 10.2

CRESTWOOD EQUITY PARTNERS LP
2018 LONG TERM INCENTIVE PLAN
Restricted Unit Award Grant Notice

Pursuant to the terms and conditions of the Crestwood Equity Partners LP 2018 Long Term Incentive Plan (the “Plan”), and the associated Restricted Unit Award Agreement (the “Agreement”), Crestwood Equity GP LLC, a Delaware limited liability company, the general partner (“General Partner”) of Crestwood Equity Partners LP, a Delaware limited partnership (the “Partnership”), hereby grants to the individual listed below (“you” or “Service Provider”) the number of Restricted Units set forth below. A copy of the Plan and the Agreement may be downloaded through your Solium account. Capitalized terms used but not defined herein shall have the meanings set forth in the Plan. This Restricted Unit Award (as defined below) is subject to the terms and conditions set forth herein as a well as the terms and conditions set forth in the Agreement and the Plan, each of which is incorporated herein by reference.

Service Provider:

Date of Grant:	___, 20___(“Date of Grant”)

Number of Restricted Units Granted:	(the “Restricted Unit Award”)

Vesting Schedule:	The restrictions on the Restricted Unit Award will expire and the Restricted Units granted pursuant to the Agreement will become transferable and nonforfeitable:

Vesting Date	Vesting Percentage of Restricted Unit Award

provided, however, that such restrictions will expire on such dates only if you remain a Service Provider to the General Partner, the Partnership or their respective Affiliates continuously from the Date of Grant through the applicable vesting date.

Notwithstanding anything to the contrary herein or in the Agreement, the Forfeiture Restrictions on the Restricted Unit Award shall immediately lapse, and the Restricted Unit Award will be fully vested if:

(i) a Change in Control occurs; or
(ii) your service relationship with the General Partner, the Partnership or any of their Affiliates is terminated due to your death or Permanent Disability.

For purposes of this Restricted Unit Award, “Permanent Disability” shall have the meaning given such term in any employment agreement between you and the General Partner, the Partnership or any of their respective Affiliates. Provided, however, that if there is no existing employment agreement between you and the General Partner, the Partnership or any of their respective Affiliates, the term “Permanent Disability” shall mean your inability, with or without reasonable accommodation, by reason of illness, incapacity, or other disability, to perform your duties or fulfill your employment obligations, as determined by an officer of the Company for a cumulative total of 180 days in any 12 month period.

By your signature and the signature of the Partnership’s representative below, you and the Partnership hereby acknowledge receipt of the Restricted Unit Award issued on the Date of Grant indicated above, which have been issued under the terms and conditions of the Plan, the Agreement and this Restricted Unit Award Grant Notice, and you agree to be bound to the terms of each such document..

Additionally, you are consenting to receive documents from the General Partner, the Partnership and any plan administrator by means of electronic delivery, provided that such delivery complies with the rules, regulations and guidance issued by the Securities and Exchange Commission and any other applicable government agency. This consent shall be effective for the entire time that you are a participant in the Plan.

You acknowledge and agree that (a) you are not relying upon any determination by the General Partner, the Partnership, any of their respective Affiliates, or any of their respective employees, directors, officers, attorneys, or agents (collectively, the “Partnership Parties”) of the Fair Market Value of the Units on the Date of Grant, (b) you are not relying upon any written or oral statement or representation of the Partnership Parties regarding the tax effects associated with your execution of the Agreement and your receipt, holding and vesting of the Restricted Unit Award, and (c) in deciding to enter into this Agreement, you are relying on your own judgment and the judgment of the professionals of your choice with whom you have consulted. You hereby release, acquit and forever discharge the Partnership Parties from all actions, causes of actions, suits, debts, obligations, liabilities, claims, damages, losses, costs and expenses of any nature whatsoever, known or unknown, on account of, arising out of, or in any way related to the tax effects associated with your execution of the Agreement and your receipt, holding and exercise of the Restricted Unit Award.

Furthermore, you understand and acknowledge that you should consult with your tax advisor regarding the advisability of filing with the Internal Revenue Service an election under Section 83(b) of the Code with respect to the Restricted Unit Award for which the restrictions have not lapsed. This election (a form of which can be downloaded from your Solium account) must be filed no later than 30 days after the Date of Grant set forth in this Restricted Unit Award Grant Notice. This time period cannot be extended. You acknowledge (a) that you have been advised to consult with a tax advisor regarding the tax consequences of the Restricted Unit Award and (b) that timely filing of a Section 83(b) election is your sole responsibility, even if you request the Partnership or its representative to file such election on your behalf.

You further acknowledge receipt of a copy of the Plan and the Agreement and agree to all of the terms and conditions of the Plan and the Agreement.

Note: To accept the Restricted Unit Award, execute this form and return an executed copy to the Designated Recipient as indicated below by _________ ___, 20___. Failure to return the executed copy to the Designated Recipient by such date will render this issuance invalid.

Please return the signed copy (scanned or faxed copies are acceptable) to:

Judy Riddle
Crestwood Equity Partners LP
2440 Pershing Road, Suite 600
Kansas City, MO 64108
Fax: 816-531-4680
judy.riddle@crestwoodlp.com

CRESTWOOD EQUITY GP LLC,
a Delaware limited liability company

By:
Name:
Title:

Accepted by:

[Name of Grantee]

Date:

Designation of Beneficiary:

(Name of Beneficiary)

(Relationship to Holder)

(Street Address)

(City, State, Zip Code)

(Social Security Number)

SIGNATURE PAGE
TO
RESTRICTED UNIT AWARD GRANT NOTICE